      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 2000

                                                      REGISTRATION NO. 333-31396
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 8

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                NEW FOCUS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           3674                          33-0404910
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                               2630 WALSH AVENUE
                       SANTA CLARA, CALIFORNIA 95051-0905
                                 (408) 980-8088
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              KENNETH E. WESTRICK
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               2630 WALSH AVENUE
                       SANTA CLARA, CALIFORNIA 95051-0905
                                 (408) 980-8088
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

            JUDITH M. O'BRIEN, ESQ.                          JOHN B. MONTGOMERY, ESQ.
           ALISANDE M. ROZYNKO, ESQ.                             JOHN HAYES, ESQ.
              MARGO M. EAKIN, ESQ.                           LAURA M. DE PETRA, ESQ.
            EDWARD F. VERMEER, ESQ.                             LORA D. BLUM, ESQ.
        WILSON SONSINI GOODRICH & ROSATI                  BROBECK PHLEGER & HARRISON LLP
            PROFESSIONAL CORPORATION                          TWO EMBARCADERO PLACE
               650 PAGE MILL ROAD                                 2200 GENG ROAD
              PALO ALTO, CA 94304                              PALO ALTO, CA 94303
                 (650) 493-9300                                   (650) 424-0160

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by New Focus, Inc. in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

SEC registration fee........................................  $   27,324
NASD filing fee.............................................       9,700
Nasdaq National Market listing fee..........................      94,000
Printing and engraving costs................................     300,000
Legal fees and expenses.....................................     500,000
Accounting fees and expenses................................     300,000
Blue Sky fees and expenses..................................       3,000
Transfer Agent and Registrar fees...........................      30,000
Miscellaneous expenses......................................      35,976
                                                              ----------
Total.......................................................  $1,300,000
                                                              ==========


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     The Registrant's Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     The Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Since inception, we have issued unregistered securities to a limited number of persons as described below:

     None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.
-------------------------
 (1) On April 18, 1990, we sold 400,000 shares of common stock to Dr. Milton Chang at a purchase price of $.005 per share. On April 18, 1990, the Board of Directors granted Dr. Chang an option outside of our Stock Option Plan for 800,000 shares of our Common Stock at an exercise price of $.0025. Dr. Chang exercised this option on January 19, 2000. Each transaction was exempt from registration in reliance on Section 4(2) of the Securities Act.

 (2) From February 28, 1997 through March 31, 2000, (the most recent practicable date) we granted stock options to acquire an aggregate of 6,438,000, 422,000 and 3,916,400 shares of our common stock at prices ranging from $.46 to $1.25, $.62 to $.62 and from $.62 to $1.25 to employees, consultants and directors pursuant to our 1990 Incentive Stock Option Plan, 1998 Stock Plan and 1999 Stock Plan, respectively. Each transaction pursuant to our 1990 Incentive Stock Option Plan and our 1999 Stock Plan, was exempt from registration requirements in reliance on Rule 701 promulgated under Section 3(b) under the Securities Act. Each transaction pursuant to our 1998 Stock Plan was exempt from registration in reliance on
     Section 4(2) of the Securities Act.

 (3) From April, 1991 through February, 1992, we issued 8,640,000 shares of Series A preferred stock to Dr. Milton Chang pursuant to a series of put-option agreements at a price of $.1250. This transaction was exempt from registration requirements in reliance on Section 4(2) of the Securities Act.

 (4) From May, 1990 through January 1991 we sold 15,160,000 shares of Series A Preferred Stock for $.125 per share to a group of private investors for an aggregate purchase price of $1,895,000. This transaction was exempt from registration in reliance on Section 4(2) of the Securities Act.

 (5) On December 10, 1993, we sold 1,000,000 shares of Series B Preferred Stock for $0.25 per share to a group of private investors for an aggregate purchase price of $250,000. This transaction was exempt from registration in reliance on Section 4(2) of the Securities Act.

 (6) On July 24, 1998, we sold 600,000 shares of Series C Preferred Stock pursuant to a compensatory stock option plan established for the Company's employees for $.85 per share for an aggregate purchase price of $510,000. This transaction was exempt from registration in reliance on Rule 701 promulgated under Section 3(b) under the Securities Act as transactions pursuant to a compensatory benefit plan or a written contract relating to compensation.

 (7) On July 31, 1998, and August 6, 1998, we sold 3,977,000 shares of Series D Preferred Stock for $1.00 per share to a group of private investors for an aggregate purchase price of $3,977,000. This transaction was exempt from registration in reliance on Section 4(2) of the Securities Act.

 (8) On February 9, 1999, in connection with a Loan and Security Agreement, we issued a warrant to purchase 140,000 shares of Series D Preferred Stock at an exercise price of $1.00 to Venture Lending and Leasing II, Inc. The issuance of this warrant was exempt from registration in reliance on
     Section 4(2) of the Securities Act.

 (9) On June 14, 1999, we sold 10,857,616 shares of Series E Preferred Stock for $1.20 per share to a group of private investors for an aggregate purchase price of $13,029,139.20. This transaction was exempt from registration in reliance on Regulation D promulgated under the Securities Act.

(10) We entered into a Technology Transfer Agreement dated June 24, 1999, with Peter Chen pursuant to which we purchased certain technology from Mr. Chen in consideration for options to purchase 230,000 shares of our common stock at the fair market value and the sum of $220,000. Additional terms and conditions are set forth in such Technology Transfer Agreement. The issuance of the shares was exempt from registration in reliance on Rule 701 promulgated under Section 3(b) under the Securities Act as shares issued pursuant to a compensatory benefit plan or a written contract relating to compensation.

(11) On October 15, 1999, we sold 1,113,800 shares of Series F Preferred for $1.20 per share to a group of private investors for an aggregate purchase price of $1,336,560. This transaction was exempt from registration requirements in reliance on Regulation D promulgated under the Securities Act.

(12) On November 23, 1999, we sold 9,350,728 shares of Series G Preferred for $3.25 per share to a group of private investors for an aggregate purchase price of $30,389,866. This transaction was exempt from registration requirements in reliance on Regulation D promulgated under the Securities Act.

(13) On March 3, 1999 and November 1, 1999, we entered into consulting agreements with John Dexheimer, one of our directors, for services rendered in connection with the Series E, Series F and Series G Preferred Stock financings. Pursuant to these agreements, Mr. Dexheimer received warrants to purchase 111,792 shares of Series E Preferred Stock at a price per share of $1.20. The issuance of the warrants were exempt from registration requirements in reliance on Section 4(2) of the Securities Act.

(14) On February 28, 2000, we issued 116,000 shares of our common stock to six persons in connection with the acquisition of UBU Communications, Inc. This transaction was exempt from registration requirements in reliance on
     Section 4(2) of the Securities Act.

     For additional information concerning these equity investment transactions, reference is made to the information contained under the caption "Certain Transactions" in the form of prospectus included herein.

     The sales of the above securities were deemed to be exempt from registration in reliance on Rule 701 promulgated under Section 3(b) under the Securities Act as transactions pursuant to a compensatory benefit plan or a written contract relating to compensation, or in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about New Focus, Inc. or had access, through employment or other relationships, to such information.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 1.1**    Form of Underwriting Agreement
 3.1**    Amended and Restated Certificate of Incorporation of the
          Registrant
 3.2**    Bylaws of the Registrant
 4.1**    Form of stock certificates
 4.2**    Warrant to Purchase Series D Preferred Stock dated February
          1999, between Registrant and Venture Lending and Leasing,
          see Exhibit 10.15.
 4.3**    Warrant to Purchase Series E Preferred Stock dated February
          9, 2000, between Registrant and John Dexheimer.
 4.4**    Warrant to Purchase Series E Preferred stock dated February
          9, 2000, between Registrant and Pamela York.
 4.5**    Form of warrant to Purchase Common Stock between Registrant and Lincoln-RECP Hellyer Opco, LLC, a Delaware LLC.
 4.6**    Form of warrant to purchase Common Stock between Registrant and Komag, Incorporated.
 5.1**    Opinion of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation
10.1**    Form of Indemnification Agreement between the Registrant and each of its directors and officers
10.2**    2000 Stock Plan
10.3**    2000 Employee Stock Purchase Plan
10.4**    2000 Director Option Plan and form of agreement thereunder
10.5**    Form of Amendment to New Focus, Inc. Non Statutory Stock
          Option Agreement, Restated Stock Purchase Agreement,
          including Security Agreement and Promissory Note between
          Registrant and Kenneth E. Westrick, Paul Smith, Bao-Tong Ma,
          George Yule, Robert Marsland, Timothy Day, William L. Potts,
          dated January 12, 2000.
10.6**    Premises Lease Contract between Registrant and Shenzhen New and High-tech Village Development Company dated September
          23, 1999.
10.7**    Lease Agreement between Registrant and Silicon Valley
          Properties dated December 23, 1999.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
10.8**+   Agreement on Terms and Conditions of Purchase and Sale of
          Optical Components between Registrant and Corning,
          Incorporated dated January 1, 2000.
10.9**    Lease Agreement between Focused Research Inc. and University
          Science Center Partnership, dated May 22, 1996, as amended,
          June 19, 1997.
10.10**   Fifth Amended and Restated Registration Rights Agreement
10.11+    Development Agreement between Registrant and Hewlett-Packard
          GmbH dated December 23, 1996.
10.12+    Addendum to the Development Agreement between Registrant and
          Hewlett-Packard GmbH dated November 6, 1997.
10.13+    Addendum No. 2 to the Development Agreement of December 23,
          1996 between Registrant and Agilent Technologies Deutschland
          GmbH dated December 10, 1999.
10.14**+  Memorandum of Agreement between Registrant and Alcatel USA
          Sourcing, L.P. dated January 7, 2000.
10.15**   Loan and Security Financing Agreement between Registrant and
          Venture Lending and Leasing II, Inc.
10.16**   Shenzhen Real Estate Sales and Purchase Contract by and
          between the Registrant and Shenzhen Libaoyi Industry
          Development Co., Ltd., dated April 6, 2000.
10.17**   Shenzhen Futian Free Trade Zone Premises lease by and
          between Registrant and Shenzhen Libaoyi Industry Development
          Co., Ltd., dated April 6, 2000.
10.18**+  Supply Contract by and between the Registrant and Fuzhou
          Conet Communication, Inc.
10.19**   Sublease Agreement between the Registrant and Komag,
          Incorporated, dated May 16, 2000.
21.1**    List of Subsidiaries
23.1**    Consent of Ernst & Young LLP, Independent Auditors
23.2**    Consent of Counsel (see Exhibit 5.1)
24.1**    Power of Attorney
27.1**    Financial Data Schedules


-------------------------
 + The Registrant has requested confidential treatment with respect to certain portions of this Exhibit. The omitted portions have been separately filed with the Commission.

** Previously filed.

(b) FINANCIAL STATEMENT SCHEDULES

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

ALLOWANCE FOR DOUBTFUL ACCOUNTS:

                                                                ADDITIONS-
                                                 BALANCES AT    CHARGED TO                   BALANCES
                                                  BEGINNING     COSTS AND     DEDUCTIONS-    AT END OF
                                                  OF PERIOD      EXPENSES     WRITE-OFFS      PERIOD
                                                 -----------    ----------    -----------    ---------
Year ended March 31, 1998......................     $ 70           $ 63            --          $$133
Year ended March 31, 1999......................     $133           $ 40          $(38)         $135
Nine months ended December 31, 1999............     $135           $ 39          $(14)         $160

     Schedules other than that listed above have been omitted since they are not required or are not applicable or the required information is shown in the financial statements or related notes.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 8 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 17th day of May, 2000.


                                          NEW FOCUS, INC.

                                          By:    /s/ KENNETH E. WESTRICK
                                            ------------------------------------
                                                    Kenneth E. Westrick
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 8 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                       SIGNATURE                                     TITLE                  DATE
                       ---------                                     -----                  ----

                /s/ KENNETH E. WESTRICK                    President, Chief Executive   May 17, 2000
--------------------------------------------------------      Officer and Director
                  Kenneth E. Westrick                         (Principal Executive
                                                                    Officer)

                           *                                Chief Financial Officer     May 17, 2000
--------------------------------------------------------    (Principal Financial and
                 William L. Potts, Jr.                        Accounting Officer)

                                                                    Director            May 17, 2000
--------------------------------------------------------
                    Dr. David L. Lee

                           *                                        Director            May 17, 2000
--------------------------------------------------------
                    Dr. Milton Chang

                           *                                        Director            May 17, 2000
--------------------------------------------------------
                     John Dexheimer

                           *                                        Director            May 17, 2000
--------------------------------------------------------
                     Dr. Winston Fu

                           *                                        Director            May 17, 2000
--------------------------------------------------------
                    R. Clark Harris

                           *                                        Director            May 17, 2000
--------------------------------------------------------
                    Robert D. Pavey

              *By: /s/ KENNETH E. WESTRICK
    ------------------------------------------------
                  Kenneth E. Westrick
                    Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 1.1**    Form of Underwriting Agreement
 3.1**    Amended and Restated Certificate of Incorporation of the
          Registrant
 3.2**    Bylaws of the Registrant
 4.1**    Form of stock certificates
 4.2**    Warrant to Purchase Series D Preferred Stock dated February
          1999, between Registrant and Venture Lending and Leasing,
          see Exhibit 10.15.
 4.3**    Warrant to Purchase Series E Preferred Stock dated February
          9, 2000, between Registrant and John Dexheimer.
 4.4**    Warrant to Purchase Series E Preferred stock dated February
          9, 2000, between Registrant and Pamela York.
 4.5**    Form of warrant to Purchase Common Stock between Registrant and Lincoln-RECP Hellyer Opco, LLC, a Delaware LLC.
 4.6**    Form of warrant to purchase Common Stock between Registrant and Komag, Incorporated.
 5.1**    Opinion of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation
10.1**    Form of Indemnification Agreement between the Registrant and each of its directors and officers
10.2**    2000 Stock Plan
10.3**    2000 Employee Stock Purchase Plan
10.4**    2000 Director Option Plan and form of agreement thereunder
10.5**    Form of Amendment to New Focus, Inc. Non Statutory Stock
          Option Agreement, Restated Stock Purchase Agreement,
          including Security Agreement and Promissory Note between
          Registrant and Kenneth E. Westrick, Paul Smith, Bao-Tong Ma,
          George Yule, Robert Marsland, Timothy Day, William L. Potts,
          dated January 12, 2000.
10.6**    Premises Lease Contract between Registrant and Shenzhen New and High-tech Village Development Company dated September
          23, 1999.
10.7**    Lease Agreement between Registrant and Silicon Valley
          Properties dated December 23, 1999.
10.8**+   Agreement on Terms and Conditions of Purchase and Sale of
          Optical Components between Registrant and Corning,
          Incorporated dated January 1, 2000.
10.9**    Lease Agreement between Focused Research Inc. and University
          Science Center Partnership, dated May 22, 1996, as amended,
          June 19, 1997.
10.10**   Fifth Amended and Restated Registration Rights Agreement
10.11+    Development Agreement between Registrant and Hewlett-Packard
          GmbH dated December 23, 1996.
10.12+    Addendum to the Development Agreement between Registrant and
          Hewlett-Packard GmbH dated November 6, 1997.
10.13+    Addendum No. 2 to the Development Agreement of December 23,
          1996 between Registrant and Agilent Technologies Deutschland
          GmbH dated December 10, 1999.
10.14**+  Memorandum of Agreement between Registrant and Alcatel USA
          Sourcing, L.P. dated January 7, 2000.
10.15**   Loan and Security Financing Agreement between Registrant and
          Venture Lending and Leasing II, Inc.
10.16**   Shenzhen Real Estate Sales and Purchase Contract by and
          between the Registrant and Shenzhen Libaoyi Industry
          Development Co., Ltd., dated April 6, 2000.
10.17**   Shenzhen Futian Free Trade Zone Premises lease by and
          between Registrant and Shenzhen Libaoyi Industry Development
          Co., Ltd., dated April 6, 2000.
10.18**+  Supply Contract by and between the Registrant and Fuzhou
          Conet Communication, Inc.
10.19**   Sublease Agreement between the Registrant and Komag,
          Incorporated, dated May 16, 2000.
21.1**    List of Subsidiaries
23.1**    Consent of Ernst & Young LLP, Independent Auditors
23.2**    Consent of Counsel (see Exhibit 5.1)
24.1**    Power of Attorney
27.1**    Financial Data Schedules


-------------------------
 + The Registrant has requested confidential treatment with respect to certain portions of this Exhibit. The omitted portions have been separately filed with the Commission.

** Previously filed.